SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE
14A INFORMATION
(Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

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Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|     Preliminary Proxy Statement

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|X|     Definitive Proxy Statement

|_|     Definitive Additional Materials

|_|     Soliciting Material under Rule 14a-12

International Game Technology

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2004 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of International Game Technology
will be held at

International Game Technology
9295 Prototype Drive
Reno, Nevada

on Tuesday, March 2, 2004, at 1:30 p.m.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the annual meeting, please vote as soon as possible. You may vote over the internet, as well as by telephone or by mailing a traditional proxy card. Voting over the internet, by phone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Voting by the internet or telephone is fast and convenient, and your vote is immediately tabulated. By using the internet or telephone, you help IGT reduce the cost of postage and proxy tabulations.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT
IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET	VOTE BY TELEPHONE
Go to the internet address on the enclosed proxy	Call the toll free number on the enclosed
proxy card to create an electronic ballot. You can also	card and follow the simple recorded instructions.
register to receive your Annual Report and Proxy Statement
electronically, instead of in print

MAP

January 23, 2004

Dear Shareholders:

International Game Technology hereby invites you, as one of our shareholders, to attend our annual meeting of shareholders either in person or by proxy. The meeting will be held at our corporate headquarters at 9295 Prototype Drive, Reno, Nevada, on Tuesday, March 2, 2004, at 1:30 p.m., local time, for the purpose of considering and acting upon the following matters:

1.	Electing nine directors for the ensuing year;

2.	Amending the International Game Technology Employee Stock Purchase Plan;

3.	Ratifying the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending September 30, 2004; and

4.	Transacting any other business that may properly come before the meeting.

Only shareholders of record at the close of business on January 2, 2004 are entitled to receive notice of and to vote at the annual meeting or any adjournment of the meeting.

By Order of the Board of Directors,

David D. Johnson
Secretary

-i-

INTERNATIONAL GAME TECHNOLOGY
9295 Prototype Drive
Reno, Nevada 89521
(775) 448-7777

_________________

PROXY STATEMENT

_________________

        The board of directors of International Game Technology (“IGT”) is soliciting the enclosed proxy for use at our annual meeting of shareholders to be held on Tuesday, March 2, 2004, at 1:30 p.m., local time, or at any adjournments of the meeting. This proxy statement and the accompanying Notice of Annual Meeting of Shareholders describe the purposes of the annual meeting. The annual meeting will be held at our headquarters at 9295 Prototype Drive, Reno, Nevada. A map with directions to our headquarters is included with this proxy statement. These proxy solicitation materials were mailed on or about January 23, 2004 to all shareholders entitled to vote at the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q: What am I being asked to vote on?

A: (1)The election of nominees to serve on our board of directors;

(2) An amendment to the International Game Technology Employee Stock Purchase Plan to increase the number of shares of common stock authorized to be issued under the plan; and

(3) The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending September 30, 2004.

Q: How does the board recommend I vote on these proposals?

A: Our board of directors recommends a vote FOR each of the nominees for director, FOR the amendment to the International Game Technology Employee Stock Purchase Plan, and FOR the ratification of Deloitte & Touche LLP as our independent auditors.

Q: Who is entitled to vote?

A: The record date for the annual meeting is January 2, 2004. Shareholders of record as of the close of business on that date are entitled to vote at the annual meeting.

Q: How do I vote?

A: If you are the record holder of your shares, you may sign and date the enclosed proxy card and return it in the pre-paid envelope, vote via the internet or by telephone following the instructions included below and with your proxy card, or attend and vote at the annual meeting in person.

Q: What if my shares are held by a broker?

A: If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (NYSE) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as “broker non-votes.” The proposals discussed in this proxy statement, other than the proposal to amend the International Game Technology Employee Stock Purchase Plan, are considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker.

Q: How can I vote by telephone or the internet?

A: If you are the record holder of your shares, you may grant a proxy to vote your shares at the annual meeting by telephone, by calling (866) 593-3362 and following the simple recorded instructions, twenty-four hours a day, seven days a week, at any time prior to 11:59 p.m. Eastern Time the day before the annual meeting. Alternatively, you may vote via the internet at any time prior to 11:59 p.m. Eastern Time the day before the annual meeting, by going to http://www.proxyvotenow.com/igt and following the instructions to create an electronic ballot. If you vote by telephone or the internet, you will be required to provide the control number contained on your proxy card. If your shares are held in street name, your proxy card may contain instructions from your broker that allow you to vote your shares using the internet or by telephone; please consult with your broker if you have any questions regarding the electronic voting of shares held in street name. The granting of proxies electronically is allowed by Subsection 2(b) of Section 78.355 of the Nevada General Corporation Law.

Q: Can I revoke my proxy later?

A: Yes. You have the right to revoke your proxy at any time before the annual meeting by:

(1) voting electronically via the internet or by telephone on a subsequent date prior to 11:59 p.m. Eastern Time the day before the annual meeting,

(2) delivering a signed revocation or a subsequently dated, signed proxy card to the Secretary of IGT before the annual meeting, or

(3) attending the annual meeting and voting in person.

However, if you have voted electronically or delivered a valid proxy, your mere presence at the annual meeting will not, by itself, revoke that proxy.

Q: How many shares can vote?

A: As of the close of business on the record date of January 2, 2004, 346,542,237 shares of common stock were issued and outstanding. We have no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote.

Q: How is a quorum determined?

A: For a quorum to be present, a majority of our outstanding shares of common stock must be represented in person or by proxy at the annual meeting. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. Abstentions will be counted as present for quorum purposes.

Q: What is required to approve each proposal?

A: Once a quorum has been established, directors are elected by a plurality of the votes cast by holders of shares entitled to vote at the annual meeting. This means that the individuals who receive the largest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting.

To approve the amendment to the International Game Technology Employee Stock Purchase Plan, holders of a majority of the shares represented at the annual meeting, either in person or by proxy, must vote in favor of the proposal.

To approve the ratification of Deloitte & Touche LLP as our independent auditors, holders of a majority of the shares represented at the annual meeting, either in person or by proxy, must vote in favor of the proposal.

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, we will treat the affected shares as not present and entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

Q: What happens if I abstain?

A: We will count proxies marked “abstain” as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of the proposal, the shares represented by these proxies will not be treated as affirmative votes. In other words, abstentions are treated as votes cast against the proposal.

Q: How will my shares be voted if I return a blank proxy card?

A: If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy as a vote FOR each of the director nominees named in this proxy statement, FOR approval of the amendment to the International Game Technology Employee Stock Purchase Plan and FOR the ratification of Deloitte & Touche LLP as our independent auditors. If a broker or nominee who does not have discretion to vote has delivered a proxy but has failed to physically indicate on the proxy card that broker’s lack of authority to vote, we will treat the shares as present and count the shares as votes FOR each of the director nominees named in this proxy statement, FOR approval of the amendment to the International Game Technology Employee Stock Purchase Plan and FOR the ratification of Deloitte & Touche LLP as our independent auditors.

Q: How will voting on any other business be conducted?

A: Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business comes before the annual meeting, your signed proxy card gives authority to the proxyholders, G. Thomas Baker, Thomas J. Matthews and David D. Johnson, to vote on those matters at their discretion.

Q: What if a quorum is not present at the meeting?

A: If a quorum is not present at the scheduled time of the annual meeting, we may adjourn the meeting, either with or without the vote of the shareholders. If we propose to have the shareholders vote whether to adjourn the meeting, the proxyholders will vote all shares for which they have authority in favor of the adjournment. We may also adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the annual meeting.

Q: How much stock do IGT’s directors and executive officers own?

A: As of January 2, 2004, our current directors and executive officers collectively had the power to vote 9,905,977 shares, constituting approximately 2.9% of the outstanding shares. It is expected that these persons will vote the shares held by them for each of the director nominees named in this proxy statement, in favor of the amendment to the International Game Technology Employee Stock Purchase Plan and in favor of the ratification of Deloitte & Touche LLP as our independent auditors.

Q: Who will bear the costs of this solicitation?

A: We will pay the cost of this solicitation of proxies by mail. Our officers and regular employees may also solicit proxies in person or by telephone without additional compensation. We will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse these persons for related postage and clerical expenses.

PROPOSAL 1 — ELECTION OF DIRECTORS

        The current term of office of all of our directors expires at the 2004 annual meeting. The board of directors proposes re-election of the following nominees, all of whom are currently serving as directors, for a new term of one year and until their successors are duly elected and qualified. Wilbur K. Keating, a current member of our board of directors, is not standing for re-election at this annual meeting. The persons named in the enclosed form of proxy intend, if authorized, to vote the proxies FOR the election as directors of each of the nine nominees named below. If any nominee declines or is unable to serve as a director, which we do not anticipate, the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

Nominees for Election of Directors

        G. Thomas Baker, 61, has served on our board of directors since October 2000. Mr. Baker first joined IGT in September 1988 as our Vice President of Finance and Administration and Chief Financial Officer. In October 1991, Mr. Baker was named Vice President of Finance, Chief Financial Officer and Treasurer. He was named Executive Vice President, Corporate Finance, Chief Financial Officer and Treasurer in September 1993, and held these positions until August 1995. Mr. Baker was Senior Vice President and Chief Financial Officer of Boomtown Hotels & Casinos from August 1995 to February 1996. Mr. Baker rejoined IGT in March 1996 as our President, Chief Operating Officer and Chief Financial Officer. In May 1998, he resigned as Chief Financial Officer. From August 2000 to March 2001, Mr. Baker served as Chief Financial Officer and Treasurer, in addition to his position as President and Chief Operating Officer. In December 2000, he was appointed Chief Executive Officer. In October 2003, Mr. Baker resigned as President and Chief Executive Officer and assumed the duties of Chairman of the Board. Mr. Baker sits on the boards of the American Gaming Association and the National Center for Responsible Gaming. Mr. Baker has a BS in Business Administration and Liberal Arts from Upper Iowa University. Mr. Baker is a member of the Executive Committee.

        Neil Barsky, 46, has served on our board of directors since March 2002. Mr. Barsky is founder and managing partner of Alson Capital Partners, a New York City investment management firm. Through September 30, 2002, Mr. Barsky was managing partner and co-founder of Midtown Capital Partners, LLC. Between 1993 and 1997, Mr. Barsky was an equity research analyst at Morgan Stanley, specializing in real estate, gaming and lodging. Prior to joining Morgan Stanley, Mr. Barsky was an award-winning reporter at the Wall Street Journal. Mr. Barsky has an MS from Columbia University’s Graduate School of Journalism and a BA from Oberlin College. Mr. Barsky is a member of the Audit and the Nominating and Corporate Governance Committees.

        Robert A. Bittman, 49, has served on our board of directors since May 2000. Mr. Bittman first joined IGT in 1985 as Marketing Research Analyst and was subsequently named Director of Marketing. He was promoted to Vice President of Marketing in 1988 and held this position until December 1995. Mr. Bittman rejoined IGT in March 1996 as our Executive Vice President, Product Development and was named Executive Vice President, Product Strategy in March 2003. From 1980 to 1985, Mr. Bittman worked for Caesar’s Tahoe in all phases of slot management, including two years as Director of Slot Operations. Mr. Bittman majored in Systems Analysis at New York University, and Psychology at Queens College and the University of Nevada, Reno.

        Richard R. Burt, 56, has served on our board of directors since December 2001, when Anchor Gaming was acquired by IGT. Mr. Burt was a Director and Vice Chairman of Anchor Gaming from June 1999 until the acquisition in December 2001. Mr. Burt served as a Director and Chairman of Powerhouse Technologies, Inc. from 1994 through June 1999. Mr. Burt is Chairman of Diligence LLC in Washington D.C. He is a founder of IEP Advisors, Inc. in Washington D.C., and served as Chairman from 1996 through 2001. At various times between 1981 and 1994, he was a partner in McKinsey & Co., the Chief Negotiator in the Strategic Arms Reduction Talks (START) with the former Soviet Union, the U.S. Ambassador to the Federal Republic of Germany, the Assistant Secretary of State for European and Canadian Affairs and Director of Politico-Military Affairs. Mr. Burt also serves as Chairman of the Board of Weirton Steel, Inc. and as a Director of Paine Webber Mutual Funds and Hollinger International Inc. In addition, he is a member of the Textron Corporation’s International Advisory Council. Mr. Burt is a member of the Audit and the Compensation Committees.

        Leslie S. Heisz, 43, has served on our board of directors since June 2003. Ms. Heisz has been with Lazard Fr?res & Co. LLC since March 2003, where she was a Senior Advisor until her appointment as Managing Director in January 2004. From 1995 to 2002, Ms. Heisz held the positions of Director and Managing Director of Dresdner Kleinwort Wasserstein (and its predecessor, Wasserstein Perella & Co.), where she headed the Gaming and Leisure Group, specialized in mergers and acquisitions advisory services as well as corporate financing transactions, and managed the Los Angeles office. From 1987 to 1995, Ms. Heisz was with Salomon Brothers Inc., first as an Associate and then as Vice President and a senior member of the Gaming and Lodging Group. Ms. Heisz was a Consultant and Senior Consultant at Price Waterhouse from 1982 to 1986. Ms. Heisz is a member of the board of Eldorado Resorts LLC. Ms. Heisz received a Bachelor of Science degree from the University of California at Los Angeles in 1982 and an MBA from the UCLA Anderson School of Management in 1987. Ms. Heisz is a member of the Audit Committee.

        Robert A. Mathewson, 39, has served on our board since December 2003. Mr. Mathewson is President of RGC, Inc., a privately owned real estate investment company investing primarily in hotels and other commercial real estate. From December 1999 to August 2000, he served as the Vice President of Business Development for Televoke Inc., an internet application service provider focusing on web, wireless and telephone integration. Mr. Mathewson has been a member of the board of directors of FelCor Lodging Trust since May 2002. He previously worked as an international manager for IGT in 1989. Mr. Mathewson received a bachelor’s degree in Economics and a master’s degree in Business Administration from the University of California at Berkeley, and a Juris Doctorate from the Hastings College of Law.

        Thomas J. Matthews, 38, has served on our board of directors since December 2001, when Anchor Gaming was acquired by IGT. He was named our Chief Operating Officer in December 2001. In October 2003, Mr. Matthews was appointed President and Chief Executive Officer. From February 1994 until its acquisition by IGT in December 2001, Mr. Matthews held a number of key positions at Anchor Gaming, including President, Chief Executive Officer and Chairman of the Board. Mr. Matthews previously served as President of Global Gaming Distributors, Inc. until it was acquired by Anchor Gaming in 1994. Mr. Matthews graduated with a BS in Finance from the University of Southern California in 1986. Mr. Matthews is a member of the Executive Committee.

        Robert Miller, 58, has served on our board of directors since January 2000. Governor Miller has been a partner at the law firm of Jones Vargas since January 1999, which has provided and continues to provide legal services to IGT. From January 1989 until December 1998, he served as Governor of the State of Nevada and as Lieutenant Governor of the State of Nevada from 1987 to 1989. Governor Miller was the Clark County District Attorney from 1979 to 1986 and was Las Vegas Township Justice of the Peace from 1975 to 1978. He was first legal advisor for the Las Vegas Metropolitan Police Department from 1973 to 1975 and was a Clark County Deputy District Attorney from 1971 to 1973. Prior to 1973, Governor Miller was a uniformed commissioned officer for the Clark County Sheriff’s Department and the Los Angeles County Sheriff’s Department. During Governor Miller’s political and professional careers, he has served on many local and national boards and chaired or co-chaired numerous committees within the National Governor’s Association, including the Chairmanship of the Association during 1996-1997. He was appointed by President Reagan to the nine-member President’s Task Force on Victims of Crime in 1982 and was appointed to the Advisory Commission on Intergovernmental Relations by President Bill Clinton in 1993. Current board memberships include Newmont Mining Corporation, America West Holdings, American Cancer Society Foundation-National, Zenith National Insurance Corp., K12, Inc., National Center for Missing and Exploited Children and Wynn Resorts, Ltd. Governor Miller received his law degree in 1971 from Loyola Law School, Los Angeles. Mr. Miller is a member of the Compensation Committee.

        Frederick B. Rentschler, 64, has served on our board of directors since May 1992. Mr. Rentschler served as President and Chief Executive Officer of Northwest Airlines in 1991. He served as President and Chief Executive Officer of Beatrice Company from 1987 to 1989, and as President and Chief Executive Officer of Beatrice U.S. Foods from 1985 to 1987. Mr. Rentschler was President and Chief Executive Officer of Hunt-Wesson, Inc. from 1980 to 1984, and President of Armour-Dial from 1977 to 1980. Mr. Rentschler is Chairman of the Executive Committee and Vice Chairman of the Board of Trustees of the Salk Institute, La Jolla, California. Additionally, Mr. Rentschler serves on the Board of Trustees of Vanderbilt University, Nashville, Tennessee and is an emeritus trustee of the Scottsdale Health Care Systems in Arizona. Mr. Rentschler received his undergraduate degree from Vanderbilt and an MBA degree from Harvard University. He was awarded a Doctor of Laws degree honoris from the University of Wyoming. Mr. Rentschler is a member of the Compensation and the Nominating and Corporate Governance Committees.

Board of Directors and Committees of the Board

        During fiscal 2003, our board of directors held four regular meetings, four special meetings and acted by unanimous written consent on three other occasions. Each director attended at least 75% of the board meetings and committee meetings during the period he or she served as a member. Our non-management directors met three times during fiscal 2003. We encourage our directors to attend our annual meetings of shareholders. All but one of our directors attended our 2003 annual meeting of shareholders.

        Our board of directors has made an affirmative determination that a majority of the members of the board meet the standards for “independence” set forth in applicable NYSE rules.

        Our board of directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

        The Executive Committee, comprised of Messrs. Baker and Matthews, exercises the powers and authority of our board of directors in the management of IGT’s business affairs during the intervals between board meetings. The power and authority of the Executive Committee is subject to the provisions of applicable Nevada law and our charter documents. The Executive Committee does not have any power or authority over any of the matters reserved exclusively for the Compensation Committee, the Audit Committee or the Nominating and Corporate Governance Committee under any federal laws, the rules and regulations of the Securities and Exchange Commission (SEC), and the rules of the NYSE. During fiscal 2003, the Executive Committee did not hold any meetings, but acted by unanimous written consent on three occasions.

        The Audit Committee, a separately-designated, standing committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, assists our board of directors in overseeing the accounting and financial reporting processes of IGT and audits of our financial statements, including the integrity of our financial statements, compliance with legal and regulatory requirements, our independent public accountants’ qualifications and independence, the performance of our internal audit function and independent public accountants, and such other duties as may be directed by our board of directors. The Audit Committee Charter requires that the Audit Committee consist of three or more board members who satisfy the “independence” requirements of the SEC and NYSE for audit committee members. The Audit Committee consists of Messrs. Barsky, Burt and Keating and Ms. Heisz, each of whom satisfies these requirements. Our board of directors has determined that Ms. Heisz and Mr. Barsky both meet the definition of an audit committee financial expert, as set forth in Item 401(h)(2) of SEC Regulation S-K. The Audit Committee held twelve meetings during fiscal 2003. A copy of the report of the Audit Committee is contained in this proxy statement. A copy of the current charter of the Audit Committee is available on our website at http://www.igt.com.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee discharges the responsibilities of our board of directors relating to compensation of IGT’s executives and directors, produces an annual report on executive compensation for inclusion in our proxy statements, and takes such other actions deemed necessary or appropriate within the scope of the Compensation Committee Charter. The Charter requires that this Committee consist of three or more board members who satisfy the “independence” requirements of the NYSE. The Compensation Committee consists of Messrs. Burt, Miller and Rentschler, each of whom satisfies these requirements. During fiscal 2003, this Committee held four regular meetings, one special meeting, and acted by unanimous written consent on two other occasions. A copy of the report of the Compensation Committee is contained in this proxy statement. A copy of the current charter of the Compensation Committee is available on our website at http://www.igt.com.

        Members of our Compensation Committee have never been officers or employees of IGT or its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

Corporate Governance Matters

        The Nominating and Corporate Governance Committee, which consists of Messrs. Barsky, Keating and Rentschler, is responsible for identifying qualified candidates to be presented to our board for nomination as directors, ensuring that our board and our organizational documents are structured in a way that best serves our practices and objectives, and developing and recommending a set of corporate governance principles. The Nominating and Corporate Governance Charter requires that this Committee consist of no fewer than three board members who satisfy the “independence” requirements of the NYSE. Each member of our Nominating and Corporate Governance Committee meets these requirements. Our Nominating and Corporate Governance Committee held four regular meetings and one special meeting during fiscal 2003. A copy of the current charter of the Nominating and Corporate Governance Committee is available on our website at http://www.igt.com.

        The Nominating and Corporate Governance Committee will consider nominees for our board of directors recommended by shareholders. Notice of proposed shareholder nominations for director must be delivered not less than 120 days prior to any meeting at which directors are to be elected. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating shareholder is a beneficial or record owner of IGT common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to the Nominating and Corporate Governance Committee at the following address:

International Game Technology
c/o Corporate Secretary
9295 Prototype Drive
Reno, Nevada 89521-8986

        In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee is guided by the principle that each director should:

• be an individual of high character and integrity;

• be accomplished in his or her respective field, with superior credentials and recognition;

• have relevant expertise and experience upon which to be able to offer advice and guidance to management;

• have sufficient time available to devote to the affairs of IGT;

• represent the long-term interests of our shareholders as a whole; and

• be selected such that the board of directors represents a diversity of background and experience.

        Qualified candidates for membership on the board of directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Nominating and Corporate Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of the board, and recommend the slate of directors to be nominated for election at the annual meeting of shareholders. IGT does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

        You can contact our board or any of our directors by writing to them at the same address provided above for delivery of director nominations. Employees and others who wish to contact the board or any member of the Audit Committee to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters, may do so by using this address, or may call IGT’s Integrity Action Line at (800) 852-6577. Employees and agents may call the Integrity Action Line anonymously. All calls to the Integrity Action Line are confidential.

        We have adopted the International Game Technology Code of Ethics for Executive and Financial Officers (the finance code of ethics), a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Corporate Controller and other finance organization employees, and the International Game Technology Code of Conduct (the code of conduct), which applies to all of our employees. The finance code of ethics and the code of conduct are publicly available on our website at http://www/igt.com. If we make any substantive amendments to the finance code of ethics or the code of conduct or grant any waiver, including any implicit waiver, from a provision of these codes to our Chief Executive Officer, Chief Financial Officer or Corporate Controller, we will disclose the nature of such amendment or waiver on our website.

        In addition, we have adopted the International Game Technology Corporate Governance Guidelines, which cover such matters as size and independence of our board of directors, board committees and management succession planning. The Corporate Governance Guidelines are publicly available on our website at http://www.igt.com. Under the Corporate Governance Guidelines, our non-management directors meet without management in regular executive sessions at each meeting of our board of directors. The chairperson of the Nominating and Corporate Governance Committee chairs these executive sessions.

Compensation of Directors

        Through December 2003, non-employee directors received a $30,000 annual fee and a fee of $1,500 for each committee meeting attended. Effective January 2004, non-employee director compensation increased to $50,000 annually. Each non-employee director receives non-qualified stock options to purchase 40,000 shares of common stock upon his initial election to the board of directors at an exercise price equal to the closing price of the common stock on the date of grant. Additionally, every year thereafter, each non-employee director receives non-qualified stock options to purchase 24,000 shares of common stock upon his re-election to the board at an exercise price equal to the closing price of the common stock on the date of grant.

        During fiscal 2003, each non-employee director except Ms. Heisz and Mr. Robert A. Mathewson received non-qualified stock options to purchase 24,000 shares of our common stock at an exercise price of $19.46 per share. Ms. Heisz received non-qualified options to purchase 40,000 shares of common stock at an exercise price of $21.3375 per share (as adjusted to reflect our four-for-one stock split in June 2003) upon her appointment to the board in June 2003. Mr. Robert A. Mathewson received non-qualified options to purchase 40,000 shares of common stock at an exercise price of $34.86 per share upon his appointment to the board in December 2003.

        Directors who are also executive officers do not receive any fees or additional remuneration to serve on our board or its committees.

Recommendation of IGT Board of Directors

        A plurality of favorable votes cast for is required for election of a nominee to the board of directors.

        Our board of directors recommends a vote FOR the election of each of the above nominees as a director.

PROPOSAL 2 — APPROVAL OF THE AMENDMENT TO THE INTERNATIONAL
GAME TECHNOLOGY EMPLOYEE STOCK PURCHASE PLAN

        At the annual meeting, shareholders will be asked to approve an amendment to our Employee Stock Purchase Plan (the ESPP). The ESPP was originally adopted by our board of directors on February 26, 1987 and was approved by our shareholders on February 16, 1988. The ESPP was amended and restated as of March 1, 1999. The proposed amendment was approved by our board of directors on December 2, 2003, subject to shareholder approval.

        Under the ESPP, shares of our common stock are available for purchase by eligible employees who elect to participate in the plan. Such eligible employees are entitled to purchase common stock during specific offering periods, by means of limited payroll deductions, at a 15% discount from the fair market value of the common stock as of specified dates.

        The ESPP currently provides that a maximum of 9,600,000 shares of our common stock may be purchased under the plan (after giving effect to our stock splits affecting the common stock through the June 2003 four-for-one stock split). At January 2, 2004, 964,647 shares of our common stock remained available for purchase under the ESPP. Our board of directors considers the ESPP to be an important attraction, retention, and motivational tool for eligible employees and believes that the number of shares currently available under the ESPP is insufficient to continue the ESPP in future offering periods. Therefore, our board of directors approved the proposed amendment to increase the number of shares of our common stock authorized to be issued under the ESPP by an additional 3,000,000 shares (for a new share limit of 12,600,000 shares), subject to certain adjustments as provided in the ESPP and described below. This amendment to the ESPP will not be effective without shareholder approval.

        The following is a summary of the principal terms of the amended ESPP. Please note that the following description is qualified in its entirety by the full text of the amended ESPP. The full text of the ESPP has been filed as an exhibit to the copy of this Proxy Statement filed electronically with the SEC and can be reviewed at http://www.sec.gov. A copy of the ESPP document may also be obtained without charge by written request to:

Investor Relations
International Game Technology
9295 Prototype Drive
Reno, Nevada 89521-8986

Summary Description of the ESPP

        Purpose: The purpose of the ESPP is to provide our employees, and the employees of our subsidiaries which have been designated by our board of directors as eligible to participate in the ESPP, with an opportunity to purchase shares of our common stock. The ESPP is also intended to help eligible employees provide for their future security and to encourage them to remain with us and our subsidiaries.

        Operation of the ESPP: The ESPP generally operates in successive twelve-month periods (Offering Periods) commencing on each March 1. On the first day of each Offering Period (Grant Date), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period will be granted an option to purchase shares of our common stock. A participant must designate in the election the percentage of compensation to be withheld from his or her pay during that Offering Period and credited to a bookkeeping account maintained under the ESPP in his or her name on our books.

        Each option granted under the ESPP will be for a twelve-month term and will automatically be exercised on the last day of the Offering Period in which it was granted (Exercise Date). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the Exercise Date by the Option Price. The Option Price for each Offering Period will equal 85% multiplied by the lesser of the fair market values of a share of our common stock on the Grant Date or the Exercise Date of that Offering Period. A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Option Price. No interest will be paid to any participant or credited to any account under the ESPP.

        A participant may elect to terminate his or her contributions to the ESPP during an Offering Period at any time prior to the Exercise Date. A participant’s participation in the ESPP will also terminate prior to the applicable Exercise Date upon termination of employment by us for any reason, or in the event that he or she is no longer an eligible employee.

        If a participant’s ESPP participation terminates during an Offering Period for any reason other than death, retirement or because he or she elected to withdraw from an Offering Period, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period, his or her option for that Offering Period will automatically terminate, and his or her account balance will be paid to him or her without interest. If a participant’s participation terminates because he or she ceases to be an eligible employee, but remains an employee through the Exercise Date or commences a qualified leave of absence, then his or her contributions will cease and his or her account balance will be used to exercise the participant’s option on the Exercise Date. If a participant’s participation terminates because of retirement or death, the participant (or beneficiary) may elect to either exercise the option as of such termination date or request payment of the accumulated contributions as of that date. A participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.

        Eligibility: Only certain employees are eligible to participate in the ESPP. To be eligible, an employee must be employed by us or one of our designated subsidiaries and must: (1) be customarily employed for more than 20 hours per week and more than five months per calendar year, and (2) have been employed by us or one of our designated subsidiaries as a full-time employee for at least 90 days as of the Grant Date of a given Offering Period. As of January 2, 2004, approximately 4,026 employees, including all of our named executive officers, were eligible to participate in the ESPP. No employee is eligible to participate in the ESPP, however, if, immediately after a grant of an option under the ESPP, the employee would own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of our stock or the stock of one of our subsidiaries.

        Transfer Restrictions: A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

        Limits on Authorized Shares and Contributions: Under the proposed amendment to the ESPP, a maximum of 12,600,000 shares of common stock may be delivered under the ESPP. As required by Section 423 of the Internal Revenue Code, a participant cannot purchase more than $25,000 of stock (valued at the start of the applicable Offering Period) under the ESPP in any one calendar year. The ESPP also provides that, unless the Committee determines otherwise: (1) a participant’s elected contribution must result in a minimum contribution of at least $10 per pay period during an Offering Period, (2) the maximum amount that a participant may elect to set aside under the ESPP in each Offering Period is 10% of his or her eligible compensation, and (3) no participant may purchase more than 12,000 shares in any one Offering Period.

        Antidilution Adjustments: As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to the shareholders.

        Possible Early Termination of an Offering Period: In the event of our dissolution or upon the occurrence of certain corporate events that we do not survive, the Plan and the current Offering Period will terminate, unless otherwise provided by the Committee. If the Offering Period terminates before the Exercise Date, participants’ account balances will be paid in cash.

        Administration: The ESPP is administered by our board of directors or a committee appointed by our board of directors (the appropriate acting body is referred to as the Committee). Our board of directors has appointed the Compensation Committee of the board as the current administrator of the ESPP. The Committee has the full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP. The Committee has full power and discretion to construe and interpret the ESPP, which construction or interpretation is final and conclusive on all persons.

        No Limit on Other Plans: The ESPP does not limit the ability of our board of directors or the Committee to grant awards or authorize any other compensation under any other plan or authority.

        Termination of or Changes to the ESPP: The Board may amend or terminate the ESPP at any time and in any manner. No new Offering Periods will commence after February 26, 2007, unless the Plan is earlier terminated by our board of directors. Participant consent will be required for any amendment to the ESPP to the extent that the then-existing rights of participants are adversely affected in a material manner by the amendment. Shareholder approval for an amendment will only be required to the extent necessary to meet the requirement of Section 423 of the Internal Revenue Code, to the extent otherwise required by law, or to the extent determined to be necessary or advisable by our board of directors. The Committee also has the discretion to, from time to time, without shareholder approval and without limiting our board of directors’ amendment authority, designate those Company subsidiaries whose employees may participate in the ESPP.

        Securities Underlying Options: The market value of a share of Company common stock as of January 2, 2004 was $35.30 per share.

Federal Income Tax Consequences of the ESPP

        The current federal income tax consequences of the ESPP are summarized in the following general discussion of the general tax principles applicable to the ESPP. This summary is not intended to be exhaustive and does not describe state, local, or international tax consequences.

        The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Participant contributions to the ESPP are made on an after-tax basis (that is, the contributions are deducted from compensation that is taxable to the participant and for which we or one of our subsidiaries are generally entitled to a tax deduction).

        Generally, no taxable income is recognized by a participant either as of the Grant Date or as of the Exercise Date with respect to an option granted under the ESPP. A participant will generally recognize income (or loss) upon a sale or disposition of the shares acquired under the ESPP. If the shares are held by the participant with respect to an option granted under the ESPP for a period of two years or more from the Grant Date and for at least one year from the Exercise Date (Required Holding Period), and are sold at a price in excess of the purchase price paid by the participant for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date exceeded the purchase price, or (2) the amount by which the fair market value of the shares at the time of their sale exceeded the purchase price. Any portion of the gain not taxed as ordinary income will be treated as long-term capital gain. If the shares are held for the Required Holding Period and are sold at a price less than the purchase price paid by the participant for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to any deduction for federal income tax purposes for shares held for the Required Holding Period that are subsequently sold by the participant, whether at a gain or loss.

        If a participant disposes of shares within the Required Holding Period (Disqualifying Disposition), the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid by the participant for the shares and the fair market value of the shares on the Exercise Date, and we will be entitled to a corresponding deduction for federal income tax purposes. In addition, if a participant makes a Disqualifying Disposition at a price in excess of the purchase price paid by the participant for the shares, the participant will recognize a capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if a participant makes a Disqualifying Disposition at a price less than the fair market value of the shares on the Exercise Date, the Participant will recognize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The Company will not receive a deduction for federal income tax purposes with respect to any capital gain recognized by a participant who makes a Disqualifying Disposition.

Specific Benefits

        The benefits that will be received by or allocated to eligible employees under the ESPP in the future cannot be determined at this time because the amount of contributions set aside to purchase shares of common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant. If the amendment to the ESPP had been in effect for our fiscal year ended September 30, 2003, we do not expect that the number of shares purchased by participants in the plan during that year would have been materially different than the numbers of shares purchased as set forth in the table below.

        As of January 2, 2004, 8,635,353 shares of our common stock had been purchased under the ESPP. The following number of shares have been purchased by the persons and groups identified below:

Aggregate Past Purchases Under the Employee Stock Purchase Plan

Name and Position	Aggregate Number of Shares Purchased Under the Plan in the Fiscal Year Ended September 30, 2003	Aggregate Number of Shares Purchased Under the Plan in All Completed Offering Periods
Named Executive Group:

G. Thomas Baker	1,476	14,264
Chairman(1)

Thomas J. Matthews	1,476	1,476
Chief Executive Officer, President and Chief
Operating Officer(2)

Maureen T. Mullarkey	0	0
Executive Vice President, Chief Financial Officer
and Treasurer

Robert A. Bittman	0	0
Executive Vice President, Product Strategy

Anthony Ciorciari	1,476	14,052
Executive Vice President, Operations

Charles N. Mathewson	0	0
Chairman (3)

Total for Named Executive Group:	4,428	29,792

Non-Executive Director Group:

Neil Barsky	0	0

Richard R. Burt	0	0

Leslie S. Heisz	0	0

Wilbur K. Keating	0	0

Robert A. Mathewson	0	0

Robert Miller	0	0

Frederick B. Rentschler	0	0

Total for Non-Executive Director Group:	0	0

All employees, including all current officers who are
not executive officers or directors, as a group	321,444	8,605,561

Total	325,872	8,635,353

(1)	Mr. Baker resigned as President and Chief Executive Officer and was appointed Chairman in October 2003.

(2)	Mr. Matthews was appointed Chief Executive Officer and President in October 2003, in addition to his role as Chief Operating Officer.

(3)	Mr. Charles N. Mathewson resigned as Chairman in October 2003, and now holds the title Chairman Emeritus.

    Messrs. Baker, Barsky, Burt, Bittman, Robert A. Mathewson, Matthews, Miller and Rentschler, and Ms. Heisz, are nominees for re-election as directors at our 2004 annual meeting of shareholders.

Equity Compensation Plan Information

        The following table sets forth, for our compensation plans under which shares of our common stock are authorized for issuance other than our tax-qualified Profit Sharing (401(k)) Plan, the number of shares of our common stock subject to outstanding options, warrants, and rights, the weighted-average exercise price of outstanding options, warrants, and rights, and the number of shares remaining available for future award grants as of September 30, 2003:

Equity Compensation Plan Table

Plan Category	Number of shares of IGT common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of IGT common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by
shareholders	22,929,927	$ 13.37	11,395,247	(1)(2)
Equity compensation plans not approved by
shareholders	186,532	13.70	831,896	(3)

Total	23,116,459	$ 13.38	12,227,143	(2)

(1)

Of these shares, 10,430,600 were available for award grant purposes under our 2002 Stock Incentive Plan and 964,647 were available under the ESPP. Subject to certain express limits of the 2002 Stock Incentive Plan, shares available for award purposes under the 2002 Stock Incentive Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of our common stock or units of our common stock including, without limitation, stock bonuses, restricted stock, and performance shares.

(2)	Does not include the additional 3,000,000 shares of our common stock that will become available for issuance under the ESPP if shareholders approve the proposed amendment to the ESPP.

(3)

These shares were available for purchase under the Barcrest Savings Related Share Option Scheme (ShareSave). ShareSave is a broad-based employee stock purchase program available to certain of our employees in the UK. ShareSave was designed to satisfy certain tax requirements under applicable UK tax law. ShareSave is generally intended to replicate for our UK employees the same incentives that are made available to our US employees through the ESPP. Shareholder approval for ShareSave was not required.

Recommendation of IGT Board of Directors

        Our board believes that approval of the amendment to the ESPP will promote our interests and the interests of our shareholders and continue to enable us to attract, retain and reward persons important to our success and to provide incentives based on the attainment of corporate objectives and increases in shareholder value.

        Members of our board of directors who are employed by us are eligible to participate in the ESPP and thus have a personal interest in the approval of the amendment.

        Approval of this proposal requires the affirmative vote of a majority of all votes cast, in person or by proxy. Abstentions and broker non-votes will have no effect on the results, although they will be counted for purposes of determining the presence of a quorum for the conduct of business at the annual meeting.

        Our board of directors recommends a vote “FOR” the proposed amendment to the Employee Stock Purchase Plan as described above.

OTHER INFORMATION

Executive Officers

        The following table sets forth the name, age, and current office of our executive officers. Following the table are descriptions of all positions held by each individual and the business experience of each individual for at least the past five years.

Name	Age	Title
G. Thomas Baker	61	Chairman of the Board

Robert A. Bittman	49	Executive Vice President, Product Strategy

Ward Chilton	47	Senior Vice President, North America Sales

Anthony Ciorciari	56	Executive Vice President, Operations

David D. Johnson	51	Senior Vice President, General Counsel, Secretary

Thomas J. Matthews	38	Chief Executive Officer, President and Chief Operating Officer

Maureen T. Mullarkey	44	Executive Vice President, Chief Financial Officer, Treasurer

Richard Pennington	41	Executive Vice President, Product Development

        For descriptions of Messrs. Baker’s, Bittman’s and Matthews’ backgrounds, see “Election of Directors.”

    Mr. Chilton first joined us in September 1986 as an Account Executive and was promoted to Manager of Megabucks in 1987. He was promoted to Director of Progressive Systems in July 1991 and held this position until December 1995. Mr. Chilton rejoined us in April 1996 as Director of Progressive Systems and was promoted to Vice President of MegaJackpots in March 1999. In October 2001, he was promoted to Sr. Vice President, North America Sales. He is responsible for all of domestic sales, as well as our recurring revenue products including wide area progressives and stand-alone proprietary games. Prior to joining us, from November 1980 to September 1986, Mr. Chilton developed and managed real estate and was also a general partner in Frontier Investments, which owned the Red Garter Hotel and Casino in Wendover, Nevada. Mr. Chilton received a BS in Business Administration from Arizona State University in 1978 and an MS from Golden Gate University in 1980.

    Mr. Ciorciari joined us as Vice President of Operations in January 1994, with responsibility for worldwide manufacturing, procurement, corporate facilities and services. In August 1998, he was appointed Senior Vice President of Operations, and in March 2003, Mr. Ciorciari was promoted to Executive Vice President of Operations. Mr. Ciorciari has more than 26 years of experience in U.S. and international manufacturing at Digital Equipment Company. From June 1987 through December 1993, Mr. Ciorciari was General Manager of the Digital manufacturing operations in Albuquerque, New Mexico and Chihuahua, Mexico. In this position, he was responsible for the manufacturing and supply of Digital’s workstation and systems product lines. Mr. Ciorciari is currently a member of the board of directors for the National Association of Manufacturers in Washington, D.C. He is also a Foundation Board member for Truckee Meadows Community College, Chairman of the Board of Manufacturing Assistance Partnership (MAP) and a member of the board of directors of Economic Development Authority for Western and Northern Nevada (EDAWN).

    Mr. Johnson joined us in December 2003 as Senior Vice President, General Counsel and Secretary. Prior to joining IGT, he was a partner and shareholder in the Las Vegas law firm of Bernhard, Bradley & Johnson. Mr. Johnson served as Anchor Gaming’s General Counsel from June 2000 until December 2001. From February 1995 through June 2000, he served as Senior Vice President, General Counsel and Secretary of Alliance Gaming Corporation. From 1987 to 1995, Mr. Johnson was a partner with the law firm of Schreck, Jones, Bernhard, Woloson & Godfrey, and prior to that, was Chief Deputy Attorney General for the Gaming Division of the Nevada Attorney General’s Office. In that capacity, he served as Chief Legal Counsel to the Nevada Gaming Commission and the Nevada State Gaming Control Board. Mr. Johnson received his law degree from Creighton University in 1978 and his BA from the University of Nevada, Las Vegas in 1975.

    Ms. Mullarkey first joined us in 1989 and held several financial positions before her appointment as Chief Financial Officer in May 1998. In 1999, in addition to her role as Chief Financial Officer, Ms. Mullarkey was appointed Vice President of Finance and Treasurer, and held these positions until July 2000. Ms. Mullarkey was Chief Financial Officer at Zoho Corporation from August 2000 to January 2001. She rejoined us in January 2001, and was appointed Senior Vice President and Chief Financial Officer in March 2001. In January 2003, Ms. Mullarkey was promoted to Executive Vice President and Chief Financial Officer and Treasurer. Ms. Mullarkey directs investor relations, finance, accounting, treasury management, tax, information system and enterprise resource planning (ERP) functions. Ms. Mullarkey received a BS from the University of Texas at Austin in 1981, and an MBA from the University of Nevada, Reno in 1988.

    Mr. Pennington joined us in July 1991 and has held several management positions in the finance and accounting areas of IGT. In 1997 he was promoted to Finance Director with responsibility for Credit, Cost Accounting, and Corporate Finance. In 1999, Mr. Pennington was promoted to Vice President of Product Management. In October 2001, he was appointed Senior Vice President of Product Management and in March 2003, Mr. Pennington was promoted to Executive Vice President of Product Development, where he manages and coordinates the cross-functional activities and processes from product development through manufacturing, sales and service. Prior to joining us, Mr. Pennington was Manager of Cost Accounting at Western Digital in Irvine, California, and prior to that, Manager of Accounting at Emerson Technologies LLP, an affiliate of Emerson Radio. Mr. Pennington attended California State University at Pomona where he graduated with a BS in Business Administration in 1987.

Equity Security Ownership of Management and Other Beneficial Owners

        The following table sets forth information as of January 2, 2004 (except where another date is indicated) with respect to the beneficial ownership of our common stock by persons known to us to own beneficially more than 5% of the common stock, each of our directors, our executive officers named in the Summary Compensation Table, and all of our executive officers and directors as a group. We have no other class of equity securities outstanding.

	Shares of IGT's Common Stock

		Options		Percent
		Exercisable	Beneficially	of
Name of Beneficial Owner	Owned	Within 60 Days	Owned(1)	Class(2)
G. Thomas Baker	33,484	2,134,616	2,168,100	*
Neil Barsky	30,000	13,334	43,334	*
Robert A. Bittman	14,672	--	14,672	*
Richard R. Burt	--	34,667	34,667	*
Anthony Ciorciari	26,552	19,600	46,152	*
Leslie S. Heisz	--	--	--	*
Wilbur K. Keating	18,872	88,000	106,872	*
Charles N. Mathewson	9,566,717	--	9,566,717	2.8%
Robert A. Mathewson	16,000	--	16,000	*
Thomas J. Matthews	101,476	800,000	901,476	*
Robert Miller	--	40,000	40,000	*
Maureen T. Mullarkey	13,668	380,000	393,668	*
Frederick B. Rentschler	32,000	--	32,000	*
All executive officers and directors
as a group (16 persons)	9,905,977	3,579,417	13,485,394	3.9%

Private Capital Management, Inc.
and affiliates(3)	32,906,560	--	32,906,560	9.7%

FMR Corp.(4)	21,107,376	--	21,107,376	6.1%

*Less than 1%

(1)	Represents sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of January 2, 2004.

(2)

Any securities not outstanding which are subject to options or conversion privileges exercisable within 60 days of January 2, 2004 are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.

(3)

Information with respect to number of shares beneficially owned and percent of class derived from Schedule 13G reporting information as of December 31, 2002 and filed February 15, 2003. Share amounts have been adjusted to account for the stock split in June 2003. According to the Schedule 13G, Bruce S. Sherman is CEO and Gregg J. Powers is President of Private Capital Management, Inc. (“PCM”). In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by PCM’s clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM’s clients and disclaim the existence of a group. The business address of PCM is 8889 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108.

(4)

Information with respect to number of shares beneficially owned and percent of class derived from Schedule 13G reporting information as of December 31, 2002 and filed February 13, 2003 by FMR Corp. on behalf of itself and affiliated persons and entities. Share amounts have been adjusted to account for the stock split in June 2003. According to the Schedule 13G: (a) Fidelity Management & Research Company (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 12,899,800 shares or 3.71%. Edward C. Johnson III, FMR Corp. and the Fidelity Funds each has sole power to dispose of the 12,899,800 shares owned by the Funds. Neither FMR Corp., nor Edward C. Johnson III as its Chairman, has the sole power to vote or direct the voting of the shares owned by the Fidelity Funds, which power resides with the Board of Trustees for the Fidelity Funds; (b) Fidelity Management Trust Company (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 4,561,380 shares or 1.312%. Edward C. Johnson III and FMR Corp. each has sole power to dispose of 4,561,380 shares and sole power to vote or direct the voting of 4,561,380 shares; (c) Geode Capital Management, LLC (a wholly owned subsidiary of Fidelity Investors III Limited Partnership, some of whose limited partners and the members of whose general partner are shareholders and employees of FMR Corp.) is the beneficial owner of 1,236 shares; (d) FMR Corp. Class B shares of common stock is predominantly owned by members of the Johnson family. Edward C. Johnson III owns 12.0% of the outstanding voting stock and is the Chairman. Abigail Johnson owns 24.5% of the outstanding voting stock and is a Director. All other holders of Class B voting shares have entered into a shareholders’ voting agreement under which all shares will be voted in accordance with the majority vote of voting shares. Accordingly, members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp. under the Investment Company Act of 1940; (e) Fidelity International Limited (“FIL”) is the beneficial owner of 3,644,960 shares, or 1.048% and has sole power to vote and dispose of 3,644,960 shares; (f) a partnership controlled by Edward C. Johnson III and members of his family control approximately 39.89% of the total voting shares of FIL. FIL and FMR Corp. are separate and independent corporate entities and they are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 and are not required to aggregate the shares held by both corporations for the purposes of Section 13(d). FMR Corp. made the Schedule 13G filing on a voluntary basis as if all of the shares are beneficially owned by FMR Corp. and FIL on a joint basis; and (g) the business address of FMR is 82 Devonshire Street, Boston, Massachusetts.

Executive Compensation

Summary Compensation Table

        The following table summarizes all compensation paid for fiscal 2003, 2002, and 2001 to G. Thomas Baker, who was our President and Chief Executive Officer until October 2003, to the other four most highly compensated executive officers during fiscal 2003, and to Charles N. Mathewson, who was our Chairman during fiscal 2003.

		Annual Compensation				Long-Term Compensation
						Awards Granted		Payouts
					Other	Restricted	Securities
Name and	Fiscal				Annual	Stock	Underlying	LTIP	All Other
Principal Position	Year	Salary(1)	Bonus(2)		Compensation	Award(s)	Options (3)	Payouts	Compensation

G. Thomas Baker	2003	$739,808	$2,338,981	(5)	--	--	--	--	$80,588	(6)

Chairman(4)	2002	690,385	2,175,875	(5)	--	--	--	--	85,214	(6)

	2001	621,154	2,028,937	(5)	--	--	2,000,000	--	59,807	(6)

Thomas J. Matthews	2003	450,000	1,554,000	(8)	--	--	--	--	49,884	(9)

Chief Executive Officer,	2002	328,846	939,987	(8)	--	--	2,000,000	--	432	(9)

President and Chief	2001	--	--		--	--	--	--	--

Operating Officer(7)

Maureen T. Mullarkey	2003	358,173	893,817	(10)	--	--	600,000	--	31,576	(11)

Executive Vice	2002	266,731	491,904	(10)	--	--	50,000	--	26,935	(11)

President, Chief	2001	145,615	396,018	(10)	--	--	400,000	--	14,883	(11)

Financial Officer and
Treasurer

Robert A. Bittman	2003	300,000	436,000	(12)	--	--	--	--	34,719	(13)

Executive Vice	2002	300,000	432,889	(12)	--	--	--	--	39,496	(13)

President, Product	2001	299,997	362,766	(12)	--	--	400,000	--	35,651	(13)

Strategy

Anthony Ciorciari	2003	257,616	480,920	(14)	--	--	248,000	--	28,389	(15)

Executive Vice	2002	240,000	426,460	(14)	--	--	50,000	--	30,352	(15)

President, Operations	2001	222,981	353,182	(14)	--	--	200,000	--	23,757	(15)

Charles N. Mathewson	2003	1	2,250,000		--	--	--	--	1,000,000	(17)

Chairman Emeritus(16)	2002	1	1,400,000		--	--	--	--	1,000,000	(17)

	2001	1	1,300,000		--	--	--	--	1,000,000	(17)

(1)	Amounts shown include base salary earned and received by executive officers in the fiscal year. Salary and bonus amounts do not include any non-cash compensation.

(2)	Amounts represent bonuses earned in the fiscal year but may be paid in future fiscal years.

(3)	Amounts represent the number of shares of common stock underlying options granted (adjusted for the June 2003 4-for-1 stock split).

(4)	Mr. Baker resigned as President and Chief Executive Officer and was appointed Chairman in October 2003.

(5)	Amounts for 2003, 2002 and 2001, respectively, include $88,981, $75,875 and $78,937 under IGT’s annual cash sharing bonus program.

(6)

Amounts for 2003, 2002 and 2001, respectively, include $432 each year for term life insurance premiums; $22,858, $22,085 and $19,963 of employer profit sharing contributions under IGT’s Profit Sharing 401(k) Plan; and $57,298, $62,697 and $39,412 of employer profit sharing contributions under IGT’s nonqualified executive deferred compensation plan.

(7)	Mr. Matthews joined IGT as Chief Operating Officer in fiscal 2002 and was appointed Chief Executive Officer and President in October 2003, in addition to his role as Chief Operating Officer.

(8)	Amounts for 2003 and 2002, respectively, include $54,000 and $39,987 under IGT’s annual cash sharing bonus program.

(9)

Amounts for 2003 and 2002, respectively, include $432 each year of term life insurance premiums; $22,858 and $0 of employer profit sharing contributions under IGT’s Profit Sharing 401(k) Plan; and $26,594 and $0 of employer profit sharing contributions under IGT’s nonqualified executive deferred compensation plan.

(10)	Amounts for 2003, 2002 and 2001, respectively, include $43,817, $29,404 and $21,018 paid under IGT’s cash sharing bonus program.

(11)

Amounts for 2003, 2002 and 2001, respectively, include $432 each year of term life insurance premiums; $22,858, $22,085 and $14,451, of employer profit sharing contributions under IGT’s Profit Sharing 401(k) Plan; and $8,286, $4,418 and $0 in employer profit sharing contributions under IGT’s nonqualified executive deferred compensation plan.

(12)	Amounts for 2003, 2002 and 2001, respectively, include $36,000, $32,889 and $37,766 under IGT’s cash sharing bonus program.

(13)

Amounts for 2003, 2002 and 2001, respectively, include $432 each year of term life insurance premiums; $22,858, $22,085 and $19,963 of employer profit sharing contributions under IGT’s Profit Sharing 401(k) Plan; and $11,429, $16,979 and $15,256 of employer profit sharing contributions under IGT’s nonqualified executive deferred compensation plan.

(14)	Amounts for 2003, 2002 and 2001, respectively, include $30,920, $26,460 and $28,182 under IGT’s cash sharing bonus program.

(15)

Amounts for 2003, 2002 and 2001, respectively, include $432 each year of term life insurance premiums; $22,858, $22,085 and $19,963 of employer profit sharing contributions under IGT’s Profit Sharing 401(k) Plan; and $5,099, $7,835 and $3,362 of employer profit sharing contributions under IGT’s nonqualified executive deferred compensation plan.

(16)

Mr. Charles N. Mathewson resigned as Chairman in October 2003, and now holds the title of Chairman Emeritus. The Compensation Committee determined the amount of the bonus for Mr. Mathewson based on its subjective views of his contribution to the favorable performance of IGT in 2003 and, without an independent verification, its view about the appropriate level of bonus to him for such contributions.

(17)

Premiums paid pursuant to 10-year term split-dollar life insurance agreements entered into by IGT in 1999 for Mr. Charles N. Mathewson. The total premium amount per year is $1 million, of which $76,388, $67,296 and $77,618 were attributable to the term insurance portions of the policies in 2003, 2002 and 2001, respectively, and taxable to Mr. Mathewson as compensation. Under the terms of the agreements, IGT will be reimbursed for the aggregate amount of such premiums paid in the form of a death benefit upon Mr. Mathewson’s death.

Options

        The tables below sets forth certain information regarding options granted and exercised during fiscal 2003 to the persons named in the Summary Compensation Table.

Option Grants

Individual Grants
Percent
of Total
	Number of	Options
	Securities	Granted to	Exercised		Potential Realizable Value
	Underlying	Employees	or Base		at Assumed Annual Rates
	Options	in Fiscal	Price Per	Expiration	of Stock Price Appreciation
Name	Granted	Year	Share	Date	for Option Term (1)
					5%	10%
G. Thomas Baker	--	--	--	--	--	--
Thomas J. Matthews	--	--	--	--	--	--
Maureen T. Mullarkey	600,000	11.81%	$ 19.10	1/22/2013	$7,207,132	$18,264,289
Robert A. Bittman	--	--	--	--	--	--
Anthony Ciorciari	200,000	3.94	19.46	3/3/2013	2,447,658	6,202,846
	48,000.94		18.98	12/31/2012	572,948	1,451,963
Charles N. Mathewson	--	--	--	--	--	--

(1)     These options have a ten year term and vest in equal annual installments over five years.

Aggregated Option Exercises and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Options Exercised		Options at 9/30/2003		at 9/30/2003(1)
	Shares	Value
Name	Acquired	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
G. Thomas Baker	600,000	$13,843,489	1,467,950	666,666	$26,356,165	$11,539,988
Thomas J. Matthews	--	--	400,000	2,000,000	4,424,000	27,526,240
Maureen T. Mullarkey	240,548	5,177,298	170,000	920,000	2,894,450	11,273,448
Robert A. Bittman	164,776	1,575,038	--	240,000	--	4,067,400
Anthony Ciorciari	95,740	908,283	--	408,000	--	4,772,940
Charles N. Mathewson	735,852	13,085,074	--	--	--	--

(1)     Market value of the underlying securities, less the exercise price.

Employment Contracts and Change in Control Arrangements

        We entered into a three-year employment agreement with G. Thomas Baker, our former President and Chief Executive Officer, under which he assumed the position of Chairman, effective as of October 27, 2003. The term of employment will be automatically extended for one year on each anniversary after the initial three-year term unless either we or Mr. Baker provides at least 60 days’ written notice that the term will not be extended. The agreement provides for a base salary of $750,000 through December 6, 2003 and $600,000 per year for the balance of the term of employment. In addition, Mr. Baker will have an annual bonus opportunity that will be established each year by the Compensation Committee of the Board (but not to exceed 150% of base salary). Fifty percent (50%) of the bonus opportunity will be based on our annual year-over-year increase in operating income, twenty-five percent (25%) will be based on annual operating performance of our international operations, and twenty-five percent (25%) will be payable based upon other objectives determined by the Compensation Committee. If we terminate Mr. Baker’s employment without cause (as defined in the agreement) or because he dies or becomes disabled, or if he elects at his discretion to sever his relationship with IGT upon a transfer to a third party of 40% or more of our outstanding stock, we will pay Mr. Baker (or his estate) a severance payment equal to two years’ base salary at the highest annualized rate in effect at any time during the term, payable in twenty-four (24) equal monthly installments, plus any applicable deferred bonus, and any unvested stock options held by him at that time will immediately vest in full. In addition, if we terminate Mr. Baker’s employment without cause or if he elects to sever his relationship following a transfer to a third party of 40% or more of our outstanding stock, but not in the case of death or disability, we shall pay Mr. Baker a one-time lump sum equal to a pro-rata portion of the bonus he would have been entitled to in the year in which the termination occurs, under the bonus plan described above, as determined by the Board. Upon termination for any reason, with or without cause, we will continue to provide Mr. Baker with medical benefits or a payment equal to the reasonable cost of obtaining medical benefits equivalent or similar to the benefits being received on the last day of employment. We will pay or reimburse Mr. Baker for all co-pays or deductibles. This benefit terminates upon Mr. Baker’s death and is secondary to Medicare or any other insurance during Mr. Baker’s life. Mr. Baker agrees to enroll in Medicare as soon as he is eligible. Mr. Baker is also eligible to participate in our profit sharing, cash sharing, and employee stock purchase plans, as well as other employee benefit plans and programs for which he is otherwise eligible under the terms of such plans or programs. On October 27, 2003, Mr. Baker was granted an option to purchase 1,500,000 shares of our common stock at a price of $31.57 per share. The option vests in three annual installments, with 300,000 shares vesting on the first anniversary of the grant, 525,000 shares vesting on the second anniversary and 675,000 shares vesting on the third anniversary of the grant date. Additionally, under his prior employment agreement Mr. Baker was granted an option to purchase 2,000,000 shares of our common stock at $11.25 per share (after adjusting for the stock split effected in June 2003). Those stock options vested in three equal annual installments upon the first, second and third anniversaries of the award, ending on December 5, 2003.

        We entered into a three-year employment agreement with Thomas J. Matthews, under which he assumed the position of Chief Executive Officer and President, effective as of October 27, 2003. The term of employment will be three years and will be automatically extended for one year on each anniversary after the initial three-year term unless either we or Mr. Matthews provides at least 60 days’ written notice that the term will not be extended. The agreement provides for a minimum annual base salary of $650,000 per year, subject to annual review and increase by the Compensation Committee of the Board. In addition, Mr. Matthews will have an annual bonus opportunity that will be established each year by the Compensation Committee of the Board (but not to exceed 300% of base salary). Seventy percent (70%) of the bonus opportunity will be based on our annual year-over-year increase in operating income, and thirty percent (30%) will be payable based upon other objectives determined by the Compensation Committee. If we terminate Mr. Matthews’s employment without cause (as defined in the agreement) or because he dies or becomes disabled, or if he elects at his discretion to sever his relationship with IGT upon a transfer to a third party of 40% or more of our outstanding stock, we will pay Mr. Matthews (or his estate) a severance payment equal to two years’ base salary at the highest annualized rate in effect at any time during the term, payable in twenty-four (24) equal monthly installments, plus any applicable deferred bonus, and any unvested stock options held by him at that time will immediately vest in full. In addition, if we terminate Mr. Matthews’s employment without cause or if he elects to sever his relationship following a transfer to a third party of 40% or more of our outstanding stock, but not in the case of death or disability, we shall pay Mr. Matthews a one-time lump sum equal to a pro-rata portion of the bonus he would have been entitled to in the year in which the termination occurs, under the bonus plan described above, as determined by the Board. Mr. Matthews is also eligible to participate in our profit sharing, cash sharing, and employee stock purchase plans, as well as other employee benefit plans and programs for which he is otherwise eligible under the terms of such plans or programs. On October 27, 2003, Mr. Matthews was granted an option to purchase 600,000 shares of our common stock at a price of $31.57 per share. The award vests in three annual installments, with 100,000 shares vesting on the first anniversary of the grant, 200,000 shares vesting on the second anniversary and 300,000 shares vesting on the third anniversary of the grant date. Additionally, under his prior employment agreement Mr. Matthews was granted an option to purchase 2,000,000 shares of our common stock at a price of $17.50 per share (after adjusting for the stock split effected in June 2003). That award vests in five equal annual installments beginning on the first anniversary of the award.

        Maureen T. Mullarkey entered into a five-year employment agreement with us on January 12, 2001, and was appointed as our Senior Vice President and Chief Financial Officer effective March 2, 2001. The agreement was amended on January 27, 2003, and Ms. Mullarkey was promoted to the position of Executive Vice President and Chief Financial Officer. The amended agreement provides for an annual base salary of $400,000, and extended the term of her employment for five years from the effective date of the agreement. At the end of the five-year term, Ms. Mullarkey’s employment will be at will. Ms. Mullarkey will receive minimum annual salary increases of at least $25,000 and is eligible to participate in our profit sharing, cash sharing, management bonus and employee stock purchase plans, as well as other employee benefit plans and programs for which she is otherwise eligible under the terms of such plans or programs. In addition, we will reimburse Ms. Mullarkey for up to $30,000 for financial advisory services over the term of the employment agreement. The bonus earned by Ms. Mullarkey through the management bonus program may not exceed 200% of base salary, and for each year that a bonus is earned, 25% of that bonus shall be accrued and paid two years later, provided that she remains employed by us at that time. IGT waived its right to require Ms. Mullarkey to defer the bonuses earned pursuant to her employment agreement in fiscal 2001, 2002 and 2003. The management bonus is payable based upon the increase in our operating profits before incentives over the previous fiscal year, attainment of our fiscal year ERP program goals, and various management objectives set by the Chief Executive Officer in consultation with Ms. Mullarkey. In addition to the bonuses under her agreement, Ms. Mullarkey received a bonus of $50,000 for fiscal 2002, which is payable in two years if Ms. Mullarkey continues to be employed by us at that time. We may terminate Ms. Mullarkey for cause or upon her disability (in each case, as defined in the agreement). If we terminate Ms. Mullarkey’s employment without cause, or if she elects at her discretion to sever her relationship with IGT upon a transfer to a third party of 40% or more of our outstanding stock, she will be entitled to receive a lump sum payment equal to one year’s base salary and any applicable deferred bonus. Any stock options held by her at that time will immediately vest in full. We will also pay any premiums for Ms. Mullarkey’s health benefits under COBRA, to the extent she is eligible for COBRA benefits, for the shorter of one year or until she secures new employment. If Ms. Mullarkey dies during the term of the agreement, her estate (or other person as she has directed in writing) will be entitled to receive one year’s base salary and any deferred bonus. Additionally, in her employment agreement Ms. Mullarkey was granted an option to purchase 400,000 shares of our common stock at a price of $11.1875 per share (as adjusted in connection with our June 2003 stock split), and in the amended agreement, she was granted an option to purchase 600,000 shares of our common stock at a price of $19.10. Both of the options vest in five equal annual installments beginning on the first anniversary of the awards.

        Our 1993 Stock Option Plan and our 2002 Stock Incentive Plan contain provisions that would be triggered by a change of control of IGT. Unless before a Change in Control Event, as defined in the plans, the Compensation Committee of our board of directors determines that, upon its occurrence, benefits will not be accelerated, then generally upon the Change in Control Event each option will become immediately exercisable, restricted stock will vest, and performance-based awards will become payable.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC require our executive officers, directors, and persons who beneficially own more than 10% of our common stock, as well as certain affiliates of those persons, to file initial reports of ownership and monthly transaction reports covering any changes in ownership with the SEC and NYSE. SEC regulations require these persons to furnish us with copies of all reports they file pursuant to Section 16(a). Based solely upon a review of the copies of the reports received by us, we believe that, during fiscal 2003, all filing requirements applicable to executive officers and directors were timely complied with.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS AFTER THE REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The Compensation Committee of the board of directors, consisting entirely of non-employee directors, is responsible for oversight of executive compensation, review of IGT’s overall compensation programs, and administration of certain incentive compensation programs.

Compensation Philosophy

        Generally, IGT’s compensation programs are designed to attract, retain, motivate and appropriately reward individuals who are responsible for IGT’s short- and long-term profitability, growth and return to shareholders. The overall compensation philosophy followed by the Committee is to pay competitively while emphasizing qualitative indicators of corporate and individual performance.

Executive Compensation

        IGT’s management bonus plan is a cash-based incentive program, and for fiscal 2003, was based on IGT’s income from operations. Individual cash bonus awards were made to the executive officers because the Committee believes such awards provide appropriate performance incentives. Individual cash bonus awards for executive officers other than the Chief Executive Officer were determined for fiscal 2003 by IGT’s Chief Executive Officer, Mr. Matthews, based upon his subjective evaluation of each officer’s individual performance.

        Executive officers also participate in benefit plans available to employees as described under “Employee Incentive Plans.”

        The Committee also uses stock option awards made under the International Game Technology 2002 Stock Incentive Plan to provide various incentives for key personnel, including executive officers. Stock options are priced at the market value of IGT common stock on the date of grant, and typically vest at the rate of 20% per year over five years with exercisability dependent on continued employment.

        Ward Chilton, Anthony Ciorciari, Maureen T. Mullarkey and Richard Pennington all received stock option awards in fiscal 2003. The Committee also periodically approves additional stock option awards for eligible individuals, including executive officers, based upon a subjective evaluation of individual current performance, assumption of significant responsibilities, anticipated future contributions, and/or ability to impact overall corporate and/or business unit financial results.

        To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee also considers the anticipated tax treatment to IGT and to the executives of various payments and benefits, specifically in consideration of Section 162(m) of the Internal Revenue Code. The Committee will not, however, limit executive compensation to that which is deductible.

Chief Executive Compensation

Mr. Baker was Chief Executive Officer of IGT from December 2000 through the end of fiscal 2003. The Committee granted Mr. Baker stock options in December 2000 to acquire 2,000,000 post-split shares of IGT common stock, which vest in three equal installments upon the first, second and third anniversaries of the award. During fiscal 2003, Mr. Baker received a base salary of $739,808, and a management bonus of $2,250,000, pursuant to the terms of his previous employment agreement. Under that agreement, Mr. Baker was eligible to receive 10 percent of his base salary for each one percent increase in operating profits before incentives over the previous fiscal year and 20 percent of his base salary for any increase over the prior year in excess of 10 percent, up to a maximum of 300 percent of the base salary. The bonus was also payable based upon various management objectives set by the Board of Directors in consultation with Mr. Baker. Based on Mr. Baker’s employment agreement and IGT’s financial performance during fiscal 2003, Mr. Baker was awarded the maximum bonus allowable under the agreement.

COMPENSATION COMMITTEE

Frederick B. Rentschler, Chairman
Richard R. Burt
Robert Miller

PERFORMANCE GRAPH

The following graph reflects the cumulative total return (change in stock price plus reinvested dividends) of a $100 investment in our common stock for the five-year period from October 1, 1998 through September 30, 2003 in comparison to the Standard and Poor’s 500 Composite Index and our peer groups. The comparisons are not intended to forecast or be indicative of possible future performance of our common stock.

	1998	1999	2000	2001	2002	2003
International Game Technology	100	98	183	232	377	617
S & P 500	100	128	145	106	84	105
Peer Group	100	93	110	164	224	355

        The peer group includes Alliance Gaming Corp., GTECH Holdings Corp., Mikohn Gaming, Shuffle Master and WMS Industries, Inc.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT AUDITORS

        Deloitte & Touche LLP were our independent auditors for the year ended September 30, 2003 and have reported on our consolidated financial statements included in the annual report which accompanies this proxy statement. Our independent auditors are appointed by our board of directors in consultation with the Audit Committee. The board has reappointed Deloitte & Touche LLP as our independent auditors for the year ending September 30, 2004. In the event that the shareholders do not approve Deloitte & Touche LLP as independent auditors, the selection of independent auditors will be reconsidered by the board. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

AUDIT COMMITTEE REPORT

        In accordance with its written charter, which was restated by the Board of Directors in December 2002, the Audit Committee assists the board of directors in fulfilling its responsibility for oversight of the quality of IGT’s accounting, auditing and financial reporting practices.

        The Audit Committee consists of four members, each of whom satisfy the independence, financial literacy and experience requirements of the NYSE. Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles and the system of internal controls and procedures designed to insure compliance with accounting standards and applicable laws and regulations. IGT’s independent auditors are responsible for auditing IGT’s financial statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

        During fiscal 2003, the Audit Committee had twelve meetings. The Audit Committee met and held discussions with management, the internal auditors and the independent auditors, Deloitte & Touche LLP. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management, the internal auditors and the independent auditors. The Audit Committee discussed with Deloitte & Touche LLP matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees.”

        The Audit Committee reviewed and discussed the audited consolidated financial statements of IGT as of and for the year ended September 30, 2003 with management, the internal auditors and the independent auditors. The Board of Directors, including the Audit Committee, received an opinion of Deloitte & Touche LLP as to the conformity of such audited consolidated financial statements with accounting principles generally accepted in the United States of America.

        The Audit Committee discussed with IGT’s internal auditors and Deloitte & Touche LLP the overall scope and plans for their respective audits. The Audit Committee met regularly with the internal auditors and Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, the evaluations of IGT’s internal controls and the overall quality of IGT’s accounting principles.

        In addition, the Audit Committee obtained from Deloitte & Touche LLP written documentation describing all relationships between Deloitte & Touche LLP and IGT that might bear on Deloitte & Touche LLP’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with Deloitte & Touche LLP any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte & Touche LLP’s independence. The Audit Committee also considered whether the provision of information technology and similar services and other non-audit services by Deloitte & Touche LLP to IGT is compatible with maintaining Deloitte & Touche LLP’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

        Based on the above-mentioned review and discussions with management, the internal auditors and Deloitte & Touche LLP, and subject to the limitations on our role and responsibility described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that IGT’s audited consolidated financial statements be included in IGT’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, for filing with the SEC. The Audit Committee also recommended the selection of IGT’s independent auditors, and based on our recommendation, the Board of Directors has selected Deloitte & Touche LLP as IGT’s independent auditors for the fiscal year ending September 30, 2004, subject to shareholder ratification.

AUDIT COMMITTEE

Neil Barsky, Chairman
Richard R. Burt
Leslie S. Heisz
Wilbur K. Keating

Fees Paid to Independent Public Accountants

        SEC rules effective May 6, 2003 require our Audit Committee to pre-approve all audit and permissible non-audit services provided by our independent auditor, Deloitte & Touche LLP, with certain limited exceptions. Our Audit Committee has concluded that the non-audit services provided by Deloitte & Touche LLP are compatible with maintaining auditor independence. Aggregate fees for which we have been or expect to be billed for services rendered by Deloitte & Touche LLP are presented below. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

Years ended September 30,	2003	2002
(in millions)
Audit(1)	$1.2	$1.2
Audit-related(2)	0.5	0.1
Tax(3)	1.6	0.7
Other(4)	-	0.1

Total	$3.3	$2.1

(1)

Audit fees consist of services that would normally be provided in connection with statutory and regulatory filings or engagements, including services that generally only the independent accountant can reasonably provide.

(2)

Audit-related fees relate to assurance and associated services that traditionally are performed by the independent accountant, including: attest services that are not required by statute or regulation; accounting consultation and audits in connection with mergers, acquisitions and divestitures; employee benefit plans audits; and consultation concerning financial accounting and reporting standards.

(3)	Tax fees relate to services performed by the tax division for tax compliance, planning, and advice.

(4)	Other fees include services related to electronic data recovery.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent public accountants, Deloitte & Touche LLP. The policy generally pre-approves certain specific services in the defined categories of audit services, audit-related services, and tax services up to specified amounts, and sets requirements for specific case-by-case pre-approval of discrete projects, those which may have a material effect on our operations or services over certain amounts. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of our independent auditor or on an individual basis. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be presented to the full Audit Committee at its next scheduled meeting. The policy prohibits retention of the independent public accountants to perform the prohibited non-audit functions defined in Section 201 of the Sarbanes-Oxley Act or the rules of the SEC, and also considers whether proposed services are compatible with the independence of the public accountants.

Recommendation of IGT Board of Directors

        Approval of this proposal requires the affirmative vote of a majority of all votes cast, in person or by proxy. Abstentions and broker non-votes will have no effect on the results, although they will be counted for purposes of determining the presence of a quorum for the conduct of business at the annual meeting.

        Our board of directors recommends a vote “FOR” approval of Deloitte & Touche LLP as our independent auditors for the year ending September 30, 2004.

Shareholder Proposals for the 2005 Annual Meeting

        Proposals of shareholders intended to be presented at our next annual meeting must be received by us by September 25, 2004 to be considered for inclusion in our proxy statement relating to that meeting. Shareholders desiring to present a proposal at the next annual meeting but who do not desire to have the proposal included in the proxy materials distributed by us must deliver written notice of such proposal to us prior to December 9, 2004 or the persons appointed as proxies in connection with the next annual meeting will have discretionary authority to vote on any such proposal.

GENERAL

        Our annual report to shareholders, containing audited financial statements, accompanies this proxy statement. Our most recent annual report on Form 10-K as filed with the SEC is available on our website at http://www.igt.com. Shareholders may also obtain a copy of the Form 10-K, without charge, upon written request to:

International Game Technology
Attn: Investor Relations
9295 Prototype Drive
Reno, Nevada 89521-8986
Telephone: (775) 448-0110
Fax: (775) 448-1137

        As of the date of this proxy statement, our board of directors knows of no business which will be presented for consideration at the meeting other than the matters stated in the accompanying Notice of Annual Meeting of Shareholders and described in this proxy statement. If, however, any matter incident to the conduct of the meeting or other business properly comes before the meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David D. Johnson

David D. Johnson
Secretary

Reno, Nevada
January 23, 2004

EXHIBIT A

INTERNATIONAL GAME TECHNOLOGY
EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated Effective as of March 1, 1999;
Composite Plan Document Reflecting July 2003 Stock Split
and December 2003 Amendment)

        The following constitute the provisions of the International Game Technology Employee Stock Purchase Plan (the “Plan”). The Plan was first adopted by the Board of Directors (the “Board”) of International Game Technology, a Nevada corporation (the “Corporation”) on February 26, 1987. The Plan was approved by the Corporation’s stockholders on February 16, 1988. This amendment to and restatement of the Plan is effective as of March 1, 1999.

1.     PURPOSE

The purpose of this Plan is to assist Qualified Employees in acquiring a stock ownership interest in the Corporation pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. This Plan is also intended to help Qualified Employees provide for their future security and to encourage them to remain in the employ of the Corporation (and those Subsidiaries which may be designated by the Committee as “Participating Subsidiaries”).

2.     DEFINITIONS

        Capitalized terms used herein which are not otherwise defined shall have the following meanings.

“Account” means the bookkeeping account maintained by the Corporation, or by a recordkeeper on behalf of the Corporation, for a Participant pursuant to Section 7(a).

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee appointed by the Board to administer this Plan pursuant to Section 12.

“Common Stock” means the Common Stock, without par value, of the Corporation.

“Company” means, collectively, the Corporation and its Subsidiaries.

“Compensation” means a Qualified Employee’s regular gross pay for a 40-hour week. Compensation includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125 or 129 of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: overtime payments, sales commissions, prizes, awards, relocation or housing allowances, stock option exercises, stock appreciation rights, restricted stock exercises, performance awards, auto allowances, tuition reimbursement and other forms of imputed income, bonuses, incentive compensation, special payments, fees and allowances. Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Company.

“Contributions” means all bookkeeping amounts credited to the Account of a Participant pursuant to Section 7(a).

“Corporation” means International Game Technology, a Nevada corporation, and its successors.

“Effective Date” means February 26, 1987, the original effective date of this Plan. This amendment to and restatement of the Plan is effective as of March 1, 1999.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exercise Date” means, with respect to an Offering Period, the last day of that Offering Period.

“Fair Market Value” on any date means: (i) if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of Common Stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which such stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of a share of Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange, the last/closing price for a share of Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for a share of Common Stock on such date, as furnished by the NASD or a similar organization; or (iv) if the Common Stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the Common Stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

“Grant Date” means the first day of each Offering Period, as determined by the Committee and announced to potential Qualified Employees; provided, however, that no Grant Date may occur on or before the Exercise Date for the immediately preceding Offering Period.

“Offering Period” means the twelve-consecutive month period commencing on each Grant Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, (i) a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period.

“Option”means the stock option to acquire Shares granted to a Participant pursuant to Section 8.

“Option Price” means the per share exercise price of an Option as determined in accordance with Section 8(b).

“Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation in which each corporation (other than the Corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

“Participant” means a Qualified Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.

“Plan”means this International Game Technology Employee Stock Purchase Plan, as amended from time to time.

“Qualified Employee” means any employee of the Corporation, or of any Subsidiary which has been designated in writing by the Committee as a “Participating Subsidiary” (including any Subsidiaries which have become such after the date that this Plan is approved by the stockholders of the Corporation). Notwithstanding the foregoing, “Qualified Employee” shall not include any employee: (i) who has not as of the Grant Date completed at least 90 days of continuous full-time employment with the Company; or (ii) whose customary employment is for 20 hours per week or less; or (iii) whose customary employment is for not more than five months in a calendar year.

“Rule 16b-3” means Rule 16b-3 as promulgated by the Commission under Section 16, as amended from time to time.

“Section 16” means Section 16 of the Exchange Act.

“Share”means a share of Common Stock.

“Subscription Agreement” means the written agreement filed by a Qualified Employee with the Corporation pursuant to Section 6 to participate in this Plan.

“Subsidiary” means any corporation in an unbroken chain of corporations (beginning with the Corporation) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

3.      ELIGIBILITY

Any person employed as a Qualified Employee as of a Grant Date shall be eligible to participate in this Plan during the Offering Period in which such Grant Date occurs, subject to the Qualified Employee satisfying the requirements of Section 6.

4.     STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS

(a)	The maximum number of Shares that may be delivered pursuant to Options granted under this Plan is 12,600,000* Shares (after giving effect to the Corporation’s stock splits affecting the Common Stock through the July 2003 four-for-one stock split), subject to adjustments pursuant to Section 17. In the event that all of the Shares made available under this Plan are subscribed prior to the expiration of this Plan, this Plan may be terminated by the Board.

(b)	The maximum number of Shares that any one individual may acquire upon exercise of his or her Option with respect to any one Offering Period is 12,000, subject to adjustments pursuant to Section 17 (the “Individual Limit”); provided, however, that the Committee may amend such Individual Limit, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without stockholder approval. The Individual Limit shall be proportionately adjusted for any Offering Period of less than six months, and may, at the discretion of the Committee, be proportionately increased for any Offering Period of greater than six months.

5.     OFFERING PERIODS

During the term of this Plan, the Corporation will offer Options to purchase Shares in each Offering Period to all Participants in that Offering Period. Each Option shall become effective on the Grant Date. The term of each Option shall be the duration of the related Offering Period and shall end on the Exercise Date. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no Shares remain available for Options pursuant to Section 4.

6.      PARTICIPATION

A Qualified Employee may become a participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, a Subscription Agreement must be filed with the Corporation at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a stated amount (or, if the Committee so provides, a whole percentage) of the Qualified Employee’s Compensation to be credited to the Participant’s Account as Contributions each pay period; subject to (i) the $25,000 annual limitation set forth in Section 8(c), (ii) unless the Committee otherwise provides, an election of a stated amount of Compensation must result in a Plan Contribution of at least $10.00 each pay period, (iii) a Participant may not contribute more than ten percent (10%) of his or her Compensation as Plan Contributions, and (iv) such other limits, rules, or procedures as the Committee may prescribe. Subscription Agreements shall contain the Qualified Employee’s authorization and consent to the Corporation’s withholding from his or her Compensation the amount of his or her Contributions. A Subscription Agreement shall be effective only with respect to the related Offering Period. A Qualified Employee must timely file a new Subscription Agreement for each Offering Period in which he or she wishes to participate.

----------------
* Reflects the December 2003 amendment approved by the Board to increase the Share limit by 3,000,000 Shares, which amendment is subject to approval by stockholders at the 2004 annual meeting of stockholders.

7.     METHOD OF PAYMENT OF CONTRIBUTIONS

(a)	The Corporation shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant. The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant’s Account shall be reduced by any amounts used to pay the Option Price of Shares acquired, or by any other amounts distributed pursuant to the terms hereof.

(b)	Payroll deductions with respect to an Offering Period shall commence as of the first day of the payroll period which coincides with or immediately follows the applicable Grant Date and shall end on the last day of the payroll period which coincides with or immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in this Section 7 or until his or her participation terminates pursuant to Section 11.

(c)	A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of the balance of his or her Account in accordance with Section 11) by completing and filing with the Corporation, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form which shall be signed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Corporation. Partial withdrawals of Accounts, and other modifications or suspensions of Subscription Agreements are not permitted.

(d)	During leaves of absence approved by the Corporation and meeting the requirements of Regulation Section 1.421-7(h)(2) under the Code, a Participant may continue participation in this Plan by cash payments to the Corporation on his normal paydays equal to the reduction in his Plan Contributions caused by his leave.

8.     GRANT OF OPTION

(a)	On each Grant Date, each Qualified Employee who is a participant during that Offering Period shall be granted an Option to purchase a number of Shares. The Option shall be exercised on the Exercise Date. The number of Shares subject to the Option shall be determined by dividing the Participant’s Account balance as of the applicable Exercise Date by the Option Price.

(b)	The Option Price per Share of the Shares subject to an Option shall be the lesser of: (i) 85% of the Fair Market Value of a Share on the applicable Grant Date; or (ii) 85% of the Fair Market Value of a Share on the applicable Exercise Date.

(c)	Notwithstanding anything else contained herein, a person who is otherwise a Qualified Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase Shares under this Plan to the extent (i) it would, if exercised, cause the person to own “stock” (as such term is defined for purposes of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation, or of any Parent, or of any Subsidiary, or (ii) such Option causes such individual to have rights to purchase stock under this Plan and any other plan of the Corporation, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the fair market value of the stock of the Corporation, of any Parent, or of any Subsidiary (determined at the time the right to purchase such Stock is granted) for each calendar year in which such right is outstanding at any time. For this purpose a right to purchase stock accrues when it first become exercisable during the calendar year. In determining whether the stock ownership of a Qualified Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the Qualified Employee may purchase under outstanding options shall be treated as stock owned by the Qualified Employee.

9.     EXERCISE OF OPTION

Unless a Participant’s Plan participation is terminated as provided in Section 11, his or her Option for the purchase of Shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of whole Shares subject to such Option (subject to the Individual Limit set forth in Section 4(b) and the limitations contained in Section 8(c)) shall be purchased at the Option Price with the balance of such Participant’s Account. If any amount which is not sufficient to purchase a whole Share remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date: (i) such amount shall be credited to such Participant’s Account for the next Offering Period, if he or she is then a Participant; or (ii) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date. If any amount which exceeds the Individual Limit set forth in Section 4(b) or one of the limitations set forth in Section 8(c) remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

10.      DELIVERY

As soon as administratively practicable after the Exercise Date, the Corporation shall deliver to each Participant a certificate representing the Shares purchased upon exercise of his or her Option. The Corporation may make available an alternative arrangement for delivery of Shares to a recordkeeping service. The Committee (or its delegate), in its discretion, may either require or permit the Participant to elect that such certificates be delivered to such recordkeeping service. In the event the Corporation is required to obtain from any commission or agency authority to issue any such certificate, the Corporation will seek to obtain such authority. Inability of the Corporation to obtain from any such commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of any such certificate shall relieve the Corporation from liability to any Participant except to return to the Participant the amount of the balance in his or her Account.

11.     TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS

(a)	Upon a Participant’s termination from employment with the Company for any reason other than his or her death or Retirement, or if the Participant elects to terminate Contributions pursuant to Section 7(c), at any time prior to the last day of an Offering Period in which he or she participates, such Participant’s Account shall be paid to him or her or in cash, and such Participant’s Option and participation in the Plan shall be automatically terminated. If a Participant (i) ceases to be a Qualified Employee during an Offering Period but remains an employee of the Company through the Exercise Date, or (ii) during an Offering Period commences a leave of absence approved by the Company and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2) and is an employee of the Company or on such leave as of the applicable Exercise Date, such Participant’s Contributions shall cease (subject to Section 6(d)), and the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes an election to terminate Contributions in accordance with Section 7(c) at any time prior to the last day of the applicable Offering Period, in which case such Participant’s Account shall be paid to him or her in cash in accordance with the foregoing).

(b)	A Participant who terminates employment with the Company due to Retirement may, at his election and by written notice to the Corporation, either (i) exercise his Option as of his Retirement date, in which event the Corporation shall apply the balance in his Account to purchase Shares and pay the Option Price (with the Exercise Date of such Option being the date of his retirement for purposes of calculating such price) and refund any amount which is not sufficient to purchase a whole Share to the Participant, or (ii) request payment of the balance in his Account in the form of cash, in which event the Corporation promptly shall make such payment, and thereupon his interest in the Plan and his Option shall terminate. If the Corporation does not receive such notice within 90 days of the Participant’s Retirement or, if earlier, the end of the applicable Offering Period, the Participant shall be conclusively presumed to have elected alternative (ii) and requested the payment of the balance of his Account.

(c)	If the employment of a Participant is terminated by his death, his Beneficiary may, at his election and by written notice to the Corporation, either (i) exercise the Participant’s Option as of the date of the Participant’s death, in which event the Corporation shall apply the balance in the Participant’s Account to purchase Shares and pay the Option Price (with the Exercise Date of such Option being the date of the Participant’s death for purposes of calculating such price) and refund any amount which is not sufficient to purchase a whole share to the Beneficiary, or (ii) request payment of the balance in the Participant’s Account in the form of cash, in which event the Corporation promptly shall make such payment to the Beneficiary and thereupon any interest of the Participant and his Beneficiary in the Plan and any Option shall terminate. If the Corporation does not receive such notice within 90 days of the Participant’s death, or, if earlier, the end of the applicable Offering Period, the Participant’s Beneficiary shall be conclusively presumed to have elected alternative (ii) and requested the payment of the balance of the Participant’s Account.

(d)	A Participant’s termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

12.     ADMINISTRATION

(a)	The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. Each member of the Committee, in respect of any transaction at a time when an affected Participant may be subject to Section 16 of the Exchange Act, shall be a “non-employee director” within the meaning of Rule 16b-3. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume or change the administration of this Plan.

(b)	The Committee shall supervise and administer this Plan and shall have full power and discretion to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of this Plan and not inconsistent with the terms of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The Committee shall act by majority vote or by unanimous written consent. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan. The Committee shall have full power and discretionary authority to construe and interpret the terms and conditions of this Plan, which construction or interpretation shall be final and binding on all parties including the Corporation, Participants and beneficiaries. The Committee may delegate ministerial non-discretionary functions to third parties, including officers of the Corporation.

(c)	Any action taken by, or inaction of, the Corporation, the Board or the Committee relating to this Plan shall be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation, will be liable for any such action or inaction of the entity or body, of another person, or, except in circumstances involving bad faith, of himself or herself.

13.     DESIGNATION OF BENEFICIARY

(a)	A Participant may file, in a manner prescribed by the Committee (or its delegate), a written designation of a beneficiary who is to receive any Shares or cash from such Participant’s Account under this Plan in the event of such Participant’s death. If a Participant’s death occurs subsequent to the end of an Offering Period but prior to the delivery to him or her of any Shares deliverable under the terms of this Plan, such Shares and any remaining balance of such Participant’s Account shall be paid to such beneficiary (or such other person as set forth in Section 13(b)) as soon as administratively practicable after the Corporation receives notice of such Participant’s death and any outstanding unexercised Option shall terminate. If a Participant’s death occurs at any other time, the balance of such Participant’s Account shall be paid to such beneficiary (or such other person as set forth in Section 13(b)) in cash as soon as administratively practicable after the Corporation receives notice of such Participant’s death and such Participant’s Option shall terminate. If a Participant is married and the designated beneficiary is not his or her spouse, spousal consent shall be required for such designation to be effective unless it is established (to the satisfaction of a Plan representative) that there is no spouse or that the spouse cannot be located. The Committee may rely on the last designation of a beneficiary filed by a Participant in accordance with this Plan.

(b)	Beneficiary designations may be changed by the Participant (and his or her spouse, if required) at any time on forms provided and in the manner prescribed by the Committee (or its delegate). If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant’s death, the Corporation shall deliver all Shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Corporation, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

14.     TRANSFERABILITY

Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or right to receive Shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or Shares deliverable pursuant to this Plan shall be paid or delivered only to the Participant or, in the event of the Participant’s death, to the Participant’s beneficiary pursuant to Section 13.

15.      USE OF FUNDS; INTEREST

All Contributions received or held by the Corporation under this Plan will be included in the general assets of the Corporation and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise).

16.      REPORTS

Statements shall be provided to Participants as soon as administratively practicable following each Exercise Date. Each Participant’s statement shall set forth, as of such Exercise Date, that Participant’s Account balance immediately prior to the exercise of his or her Option, the Fair Market Value of a Share, the Option Price, the number of whole Shares purchased and his or her remaining Account balance, if any.

17.      ADJUSTMENTS OF AND CHANGES IN THE STOCK

The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Corporation as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable

(a)	proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Options, (iii) the Option Price of any or all outstanding Options, or (iv) the securities, cash or other property deliverable upon exercise of any outstanding Options, or

(b)	in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for the substitution or exchange of any or all outstanding Options or the cash, securities or property deliverable to the holder of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

In each case, no such adjustment will be made that would cause this Plan to violate Section 423 of the Code or any successor provisions without the written consent of the holders materially adversely affected thereby. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

18.      POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS

Upon a dissolution of the Corporation, or any other event described in Section 17 that the Corporation does not survive, the Plan and, if prior to the last day of an Offering Period, any outstanding Option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Committee through a plan or reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of the Plan and Options. In the event a Participant’s Option is terminated pursuant to this Section 18, such Participant’s Account shall be paid to him or her in cash.

19.     TERM OF PLAN; AMENDMENT OR TERMINATION

(a)	This Plan shall become effective as of the Effective Date. No new Offering Periods shall commence on or after February 26, 2007 (after giving effect to the amendment approved by the Corporation’s stockholders at the 1997 annual meeting of stockholders which extended the term of this Plan) and this Plan shall terminate as of the Exercise Date immediately following such date unless sooner terminated pursuant to Section 4, Section 18, or this Section 19.

(b)	The Board may amend, modify or terminate this Plan at any time without notice. Stockholder approval for any amendment or modification shall not be required, except to the extent required by Section 423 of the Code or other applicable law, or deemed necessary or advisable by the Board. No amendment, modification, or termination pursuant to this Section 18(b) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent. Notwithstanding the foregoing, the Committee shall have the right to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan and such designation shall not constitute any amendment to this Plan requiring stockholder approval.

20.     NOTICES

All notices or other communications by a Participant to the Corporation contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21.      CONDITIONS UPON ISSUANCE OF SHARES

Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended from time to time, the Exchange Act, any applicable state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.

As a condition precedent to the exercise of any Option, if, in the opinion of counsel for the Corporation such a representation is required under applicable law, the Corporation may require any person exercising such Option to represent and warrant that the Shares subject thereto are being acquired only for investment and without any present intention to sell or distribute such Shares.

22.     PLAN CONSTRUCTION

(a)	It is the intent of the Corporation that transactions involving Options under this Plan in the case of Participants who are or may be subject to the prohibitions of Section 16 satisfy the requirements for applicable exemptions under Rule 16 promulgated by the Commission under Section 16 so that such persons (unless they otherwise agree) will be entitled to the exemptive relief of Rule 16b-3 or other exemptive rules under Section 16 in respect of those transactions and will not be subject to avoidable liability thereunder.

(b)	This Plan and Options are intended to qualify under Section 423 of the Code.

(c)	If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.

23.     EMPLOYEES’ RIGHTS

Nothing in this Plan (or in any agreement related to this Plan) will confer upon any Qualified Employee or Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, or interfere in any way with the right of the Company to otherwise change such person’s compensation or other benefits or to terminate the employment or other service or such Qualified Employee or Participant, with or without cause, but nothing contained in this Plan or any document related hereto shall affect any other contractual right of any Qualified Employee or Participant without such person’s consent. No Participant shall have any rights as a stockholder until a certificate for Shares has been issued in the Participant’s name following exercise of his or her Option. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to the issuance of such Share certificate. Nothing in this Plan shall be deemed to create any fiduciary relationship between the Corporation and any Participant.

24.     MISCELLANEOUS

(a)	This Plan, the Options, and related documents shall be governed by, and construed in accordance with, the laws of the State of Nevada. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(b)	Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

(c)	The adoption of this Plan shall not affect any other Company compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (i) to establish any other forms of incentives or compensation for employees of the Company (with or without reference to the Common Stock), or (ii) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority.

INTERNATIONAL GAME TECHNOLOGY
EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated Effective as of March 1, 1999;
Composite Plan Document Reflecting July 2003 Stock Split
and December 2003 Amendment)

TABLE OF CONTENTS

Page

1.	PURPOSE	1

2.	DEFINITIONS	1

3.	ELIGIBILITY	4

4.	STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS	4

5.	OFFERING PERIODS	4

6.	PARTICIPATION	4

7.	METHOD OF PAYMENT OF CONTRIBUTIONS	5

8.	GRANT OF OPTION	6

9.	EXERCISE OF OPTION	6

10.	DELIVERY	7

11.	TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS	7

12.	ADMINISTRATION	8

13.	DESIGNATION OF BENEFICIARY	9

14.	TRANSFERABILITY	10

15.	USE OF FUNDS; INTEREST	10

16.	REPORTS	10

17.	ADJUSTMENTS OF AND CHANGES IN THE STOCK	10

18.	POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS	11

19.	TERM OF PLAN; AMENDMENT OR TERMINATION	11

20.	NOTICES	12

21.	CONDITIONS UPON ISSUANCE OF SHARES	12

22.	PLAN CONSTRUCTION	12

23.	EMPLOYEES' RIGHTS	13

24.	MISCELLANEOUS	13

INTERNATIONAL GAME TECHNOLOGY	VOTE BY TELEPHONE OR INTERNET
24 HOURS A DAY, 7 DAYS A WEEK

TELEPHONE:	INTERNET:	MAIL:
1-XXX-XXX-XXXX	https://xxxxxxxxxx
(Toll-free number is available in the U.S.
and Canada only)

Use any touch-tone telephone to vote your	Use the internet to vote your proxy.	Mark, sign and date
proxy. Have your proxy card in hand when you	Have your proxy card in hand when you	your proxy card and
call. Your will be prompted to enter your	access the website. You will be prompted	return it in the postage-paid
control number, located in the box below, and	to enter your control number, located in	envelope we have provided.

        Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet, there is no need for you to mail back your proxy.

        The Board of Directors recommends a vote “FOR” all of the nominees listed below, “FOR” approval of the amendment to the International Game Technology Employee Stock Purchase Plan and “FOR” ratification of the appointment of Deloitte & Touche LLP as IGT’s independent auditors for the fiscal year ending September 30, 2004.

1. Election of Directors	FOR all nominees	WITHHOLD AUTHORITY	*EXCEPTIONS	_____
	_____	to vote for all nominees listed below: _____

        The Board of Directors recommends a vote “FOR” the nominees listed below:

Nominees:     G. Thomas Baker, Neil Barsky, Robert A. Bittman, Richard R. Burt, Leslie S. Heisz, Robert A. Matthewson, Thomas J. Matthews, Robert Miller and Frederick B. Rentschler

        (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

      *Exceptions:____________________________________________________________________________________________

2.     Approval of the Amendment to the International Game Technology Employee Stock Purchase Plan:

FOR ______	AGAINST _______	ABSTAIN _______

3.     Ratification of appointment of Deloitte &Touche LLP as IGT's independent auditors for the fiscal year ending September 30, 2004:

FOR ______	AGAINST _______	ABSTAIN _______

4.     In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Please sign name exactly as it appears on this card	DATE:_________________________
Joint owners should each sign. Attorneys, trustees,	SIGNATURE:____________________
executors, administrators, conservators, custodians,	SIGNATURE:____________________
guardians or corporate officers should give full title:

Votes must be indicated (x) in Black or Blue Ink.

INTERNATIONAL GAME TECHNOLOGY
P R O X Y
ANNUAL MEETING OF STOCKHOLDERS, March 2, 2004

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated January 23, 2004, and accompanying Proxy Statement, and hereby appoints G. Thomas Baker, Thomas J. Matthews and David D. Johnson, and each of them, the proxies and attorneys-in-fact of the undersigned, with full power of substitution in each, for and in the name of the undersigned to attend the Annual Meeting of Stockholders of International Game Technology to be held on March 2, 2004 at 1:30 P.M., local time, at IGT’s corporate office, 9295 Prototype Drive, Reno, Nevada, and any and all adjournments thereof, and to vote there at the number of shares of Common Stock which the undersigned would be entitled to vote if then personally present as specified on the reverse side:

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED “FOR” ALL OF THE SPECIFIED DIRECTOR NOMINEES, “FOR” APPROVAL OF THE AMENDMENT TO THE INTERNATIONAL GAME TECHNOLOGY EMPLOYEE STOCK PURCHASE PLAN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

International Game Technology
XXXXXXXXX
XXXXXXXXX

(Continued, and to be signed and dated, on the reserve side.)
I plan to attend the meeting	_____

To change your address, please mark this box and
Write new address below	_____